EXHIBIT 10.3

                           SEVENTH AMENDMENT TO LEASE


     This Seventh Amendment to Lease (the "Seventh Amendment") is made and entered into as of this 14th day of August, 1998, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership, by and through its general partner, DUKE REALTY INVESTMENTS, INC., an Indiana corporation, authorized to do and doing business in the State of Missouri ("Landlord") and EXPRESS SCRIPTS, INC. ("Tenant").

     WHEREAS, Riverport, Inc. and Douglas Development Company - Irvine Partnership in Commendam (collectively, the "Original Landlord") and Tenant entered into a lease dated March 3, 1992 (including all Exhibits and Addenda thereto, the "Original Lease") for a certain 64,000 square foot office/warehouse building (the "Building") to be designed and constructed by Landlord in accordance with plans and specifications referenced in the Lease;

     WHEREAS, in November, 1992, Original Landlord transferred all its right, title, and interest in the Building to Sverdrup/MDRC Joint Venture ("Successor Landlord") and said Successor Landlord assumed all of Original Landlord's duties and obligations under the Lease;

     WHEREAS, Successor Landlord and Tenant entered into a first Amendment to Lease dated December 29, 1992 (the "First Amendment") whereby Tenant agreed to pay for the cost of changes to the specifications of the Building in the amount of $47,987.00 by fully amortizing that amount over the balance of the term of the Lease;

     WHEREAS, Successor Landlord and Tenant entered into a Second Amendment to Lease dated May 28, 1993 (the "Second Amendment") to add an additional parking lot for 310 cars to the Premises;

     WHEREAS, Successor Landlord and Tenant entered into a Third Amendment to Lease dated October 15, 1993 (the "Third Amendment") to add an additional 12,365 square feet to the Premises (the "Additional Space"); and

     WHEREAS, Successor Landlord and Tenant entered into a Fourth Amendment to Lease dated March 24, 1994 (the "Fourth Amendment") to increase the size of the Property and to add an additional 55,000 square feet (the "Expansion Space") to the Building; and

     WHEREAS, Successor Landlord and Tenant entered into a Fifth Amendment to Lease dated June 30, 1994 (the "Fifth Amendment") whereby Tenant agreed to pay for the cost of changes to the specifications of the Building in the amount of $126,911.00 by fully amortizing that amount over the balance of the term of the Lease and deleted the Additional Space as part of the Premises (but with the agreement the Third Amendment would constitute a lease in and of itself for the Additional Space as provided in the Fifth Amendment); and

     WHEREAS, Successor Landlord and Tenant entered into a Sixth Amendment to Lease dated January 31, 1995 (the "Sixth Amendment") whereby Tenant and Landlord agreed to make the changes set forth in IOC#3 and IOC #4 attached thereto totaling $61,101.00 of additional cost:

     WHEREAS, on or about September 26, 1997, Successor Landlord transferred all of its right, title and interest under the Lease and in and to the Premises and in and to the deemed separate Lease ("Additional Space Lease") with respect to the Additional Space (being approximately 12,365 square feet of space in Landlord's Building located at 14042 Riverport Drive and commonly known as the "Riverport Distribution Center") to Landlord; and

     WHEREAS, Landlord and Tenant have as of the date hereof entered into a separate and distinct Office Lease ("Office Lease") for space in a building to be constructed by Landlord for Tenant's use on Lot 1B of Lot 1 of Duke/Riverport Site No. 1; and

     WHEREAS, Landlord and Tenant wish to extend the term of the Additional Space Lease until ten (10) days following the Commencement Date of the Office Lease.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of where are hereby acknowledged, Landlord and Tenant agree as follows:

     1. The termination date of the Additional Space Lease (but said Lease only) is hereby extended from December 1, 1998 to the later of (i) August 1, 1999 or
(ii) the date which is sixty (60) days following the Commencement Date (as defined in the Office Lease) of the Office Lease.

     2. Except as specifically amended herein, all the terms of the Lease and the Additional Space Lease shall remain in full force and effect and shall not be modified hereby.

     IN WITNESS WHEREOF, Landlord and Tenant have set forth their hands as of the day and year first above written.

                            LANDLORD

                            DUKE REALTY LIMITED PARTNERSHIP,
                            an Indiana limited partnership

                                By:    DUKE REALTY INVESTMENTS, INC.,
(SEAL)                                  an Indiana corporation,
                                        its general partner
ATTEST:
                                       By: /s/ Ramsey Maune
                                             Ramsey Maune
/s/ James D. Eckhoff                         Vice President
James D. Eckhoff                             St. Louis Industrial Group
Assistant Secretary

                              TENANT

                              EXPRESS SCRIPTS, INC.,
(SEAL)                        a Missouri corporation

ATTEST:                       By: /s/ Thomas M. Boudreau
                              Printed: Thomas M. Boudreau
                              Title: Senior Vice President of Administration
/s/ Keith J. Ebling
Keith J. Ebling
Assistant Secretary
(PLEASE PRINT NAME AND TITLE)

LANDLORD:

STATE OF MISSOURI          )
                           ) SS.
COUNTY OF ST. LOUIS        )

     On this 14th day of August, 1998, before me appeared RAMSEY F. MAUNE, to me personally known, who, being by me duly sworn did say that he is the Vice President General Manager St. Louis Industrial Group of DUKE REALTY INVESTMENTS, INC., general partner of DUKE REALTY LIMITED PARTNERSHIP, an Indiana Limited Partnership, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation, by authority of its Board of Directors for and with the authority of DUKE REALTY LIMITED PARTNERSHIP; and said RAMSEY F. MAUNE acknowledged said instrument to be the free act and deed of said corporation and said partnership.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

                                             /s/ Laura A. Duncan
                                               Notary Public


TENANT:

STATE OF MISSOURI                   )
                                    ) SS.
COUNTY OF ST. LOUIS                 )


     On this day of August, 1998, before me appeared Thomas M. Boudreau, to me personally known, who, being by me duly sworn did say that he is the Senior Vice President of EXPRESS SCRIPTS, INC., a corporation of the State of Missouri, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation, by authority of its Board of Directors; and said Thomas M. Boudreau acknowledged said instrument to be the free act and deed of said corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

                                             Kathleen M. Dolan
                                                Notary Public